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                                                                   EXHIBIT 10.33

                       LEAP WIRELESS INTERNATIONAL, INC.
                                 GUARANTEED BY
                     CRICKET COMMUNICATIONS HOLDINGS, INC.




                 $225,000,000 REPRESENTING 225,000 SENIOR UNITS,
          EACH SENIOR UNIT CONSISTING OF ONE 12-1/2% SENIOR NOTE DUE 2010
                    AND ONE WARRANT TO PURCHASE COMMON STOCK



            $668,000,000 REPRESENTING 668,000 SENIOR DISCOUNT UNITS,
    EACH SENIOR DISCOUNT UNIT CONSISTING OF ONE 14-1/2% SENIOR DISCOUNT NOTE
               DUE 2010 AND ONE WARRANT TO PURCHASE COMMON STOCK


                               PLACEMENT AGREEMENT


                                                               February 16, 2000



Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
Bear, Stearns & Co. Inc.
ABN AMRO Incorporated
Credit Suisse First Boston Corporation
   c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

Dear Sirs and Mesdames:

               Leap Wireless International, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in
Schedule I hereto (the "PLACEMENT AGENTS") (i) $225,000,000 representing 225,000 Units (the "SENIOR UNITS"), each Senior Unit consisting of one 12-1/2% Series A Senior Note Due 2010 of the Company (each a "SENIOR NOTE") and one warrant (the "SENIOR NOTE WARRANT") to purchase 5.146 shares of the common stock, $.0001 par value per share (the "COMMON STOCK") of the Company and (ii) $668,000,000 representing 668,000 Units (the "SENIOR DISCOUNT UNITS"), each Senior Discount Unit consisting of one 14-1/2% Series A Senior Discount Note Due 2010 of the Company (each a "SENIOR DISCOUNT NOTE") and one warrant (the "DISCOUNT NOTE WARRANT" and together with the Senior Note Warrant, the "WARRANTS") to purchase
2.503 shares of Common Stock of the Company, subject to the terms and conditions set forth herein. The Senior Units and the Senior Discount Units are collectively referred to herein as the "UNITS." The Senior Notes and the Senior Discount Notes (the "SERIES A NOTES") are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantor (as defined below) and State Street Bank and Trust Company, as trustee (the "TRUSTEE"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." Each of the Senior Notes and the Senior Discount Notes will be guaranteed (each a "SUBSIDIARY GUARANTEE") by Cricket Communications Holdings, Inc. (the "GUARANTOR"). The Company will pledge pursuant to a pledge agreement (the "PLEDGE AGREEMENT") to be dated as of the Closing Date, in favor of the Trustee a portion of the net proceeds of the issuance and sale of the Units as security for payment for the first seven scheduled interest payments due on the Series A Senior Notes.

               The Warrants will be issued pursuant to a warrant agreement (the "WARRANT AGREEMENT"), to be dated as of the Closing Date, between the Company and State Street Bank and Trust Company, as warrant agent (the "WARRANT AGENT"), which will reflect the terms of the Warrants set forth in the Final Memorandum (as defined below) and will otherwise be in form customary for transactions of this type. Shares of voting common stock of the Company issuable upon exercise of the Warrants are collectively referred to herein as the "WARRANT SHARES."





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               The Units will be offered without being registered under the
Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

               With respect to the Notes, the Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be dated as of the Closing Date among the Company, the Guarantor and the Placement Agents (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company will exchange the Series A Notes for the Company's 12-1/2% Series B Senior Notes due 2010 and 14-1/2% Series B Senior Discount Notes due 2010 (the "SERIES B NOTES"), as the case may be. With respect to the Warrants, the Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Warrant Registration Rights Agreement to be dated as of the Closing Date among the Company and the Placement Agents (the "WARRANT REGISTRATION RIGHTS AGREEMENT").

               In connection with the sale of the Units, the Company has prepared a preliminary offering memorandum dated January 28, 2000 (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum dated February 16, 2000 (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Units, the Notes, the Warrants and the Warrant Shares, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

               It is understood by all parties that the Company concurrently is entering into an agreement (the "UNDERWRITING AGREEMENT") with the underwriters named therein (the "UNDERWRITERS") providing for the sale by the Company, of up to 4,600,000 shares of its Common Stock.

               1. Representations and Warranties. The Company and the Guarantor each represents and warrants to, and agrees with, you that:

                      (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date (as defined in Section
        4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.


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                      (b) The Company has been duly incorporated, is validly
        existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (c) Except for QUALCOMM Telecommunications Limited (Cayman Islands), Metrosvyaz Limited, QUALCOMM Telecommunications Limited (Isle of Man), Orrengrove Investments Limited, Transworld Telecommunications, Inc. and Transworld Communications (Bermuda) Ltd., each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Final Memorandum, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                      (d) To the Company's knowledge, each of Pegaso Telecommunicaciones S.A de C.V., Pegaso Humanos Recursos S.A. de C.V., Pegaso PCS S.A. de C.V. and Pegaso Communiccaciones y Sistemas S.A. de C.V. (collectively, the "PEGASO ENTITIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of the Pegaso Entities owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and those shares of capital stock of the Pegaso entities owned directly or indirectly by the Company are, except as described in each Memorandum, free and clear of all liens, encumbrances, equities or claims. As of the date of this Agreement, the Company owns 28.6% of the outstanding capital stock of Pegaso Telecommunicaciones S.A de C.V. To the Company's knowledge, Pegaso Telecommunicaciones S.A de C.V. owns 100% of the outstanding capital stock of each of Pegaso Humanos Recursos S.A. de C.V., Pegaso PCS S.A. de C.V. and Pegaso Communiccaciones y Sistemas S.A. de C.V. For purposes of the representations and warranties contained in this Section 1 other than paragraph (c), the Pegaso Entities shall be deemed subsidiaries; provided that such


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        representations and warranties shall be limited to the Company's actual knowledge with respect to the Pegaso Entities.

                      (e) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

                      (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Memorandum.

                      (g) The shares of common stock of the Company and the Guarantor outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable

                      (h) The Indenture has been duly authorized by the Company and the Guarantor and, on the Closing Date, will have been validly executed and delivered by the Company and the Guarantor. When the Indenture has been duly executed and delivered by the Company and the Guarantor, the Indenture will be a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms subject to the following exceptions (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the enforceability of the waiver of rights or defenses contained in Section 4.13 of the Indenture. On the Closing Date, the Indenture will conform, in all material respects, to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                      (i) The Company has duly and validly authorized the issuance of the Notes and the Warrants as a Unit. On the Closing Date, the Units will conform, in all material respects, as to legal matters to the description thereof contained in the Final Memorandum.

                      (j) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and the Registration Rights Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to the following exceptions (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement


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        is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the enforceability of the waiver of rights or defenses contained in
        Section 4.13 of the Indenture. On the Closing Date, the Series A Notes will conform, in all material respects, as to legal matters to the description thereof contained in the Final Memorandum.

                      (k) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and the Registration Rights Agreement and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the following exceptions (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the enforceability of the waiver of rights or defenses contained in Section 4.13 of the Indenture.

                      (l) On the Closing Date, the Warrants will have been duly authorized by the Company and, when executed by the Company and countersigned by the Warrant Agent as provided in the Warrant Agreement, and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement will be entitled to the benefits of the Warrant Agreement and the Warrant Registration Rights Agreement and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the following exceptions (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. On the Closing Date, the Warrants will conform, in all material respects, as to legal matters to the description thereof contained in the Final Memorandum.

                      (m) On the Closing Date, the Warrant Shares will have been duly and validly authorized for issuance by the Company, and when issued pursuant to the terms of the Warrants and the Warrant Agreement will be fully paid and non-assessable and will not be subject to any preemptive or similar rights. On the Closing Date, the Warrant


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        Shares will conform, in all material respects, as to legal matters to the description thereof contained in the Final Memorandum.

                      (n) The Subsidiary Guarantee to be endorsed on the Series A Notes by the Guarantor has been duly authorized by the Guarantor and, on the Closing Date, will have been duly executed and delivered by the Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, the Subsidiary Guarantee of the Guarantor endorsed thereon will be entitled to the benefits of the Indenture and the Registration Rights Agreement and will be the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the following exceptions (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the enforceability of the waiver of rights or defenses contained in
        Section 4.13 of the Indenture. On the Closing Date, the Subsidiary Guarantee to be endorsed on the Series A Notes will conform, in all material respects, as to legal matters to the description thereof contained in the Final Memorandum.

                      (o) The Subsidiary Guarantee to be endorsed on the Series B Notes by the Guarantor has been duly authorized by the Guarantor and, when issued, will have been duly executed and delivered by the Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of the Guarantor endorsed thereon will be entitled to the benefits of the Indenture and the Registration Rights Agreement and will be the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the following exceptions (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the enforceability of the waiver of rights or defenses contained in
        Section 4.13 of the Indenture. When the Series B Notes are issued, authenticated and delivered, the Subsidiary Guarantee to be endorsed on the Series B Notes will conform, in all material respects, as to legal matters to the description thereof in the Final Memorandum.

                      (p) On the Closing Date, each of the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Pledge Agreement and the Warrant


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        Agreement will have been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to the following exceptions (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the enforceability of the waiver of rights or defenses contained in
        Section 4.13 of the Indenture. On the Closing Date, each of the Registration Rights Agreement, the Warrant Registration Rights
        Agreement, the Pledge Agreement and the Warrant Agreement will conform, in all material respects, as to legal matters to the description thereof in the Final Memorandum.

                      (q) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Notes, the Warrants and the Subsidiary Guarantees (collectively, the "TRANSACTION DOCUMENTS") will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company or the Guarantor, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Guarantor or any other subsidiary No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantor of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states or the Conduct Rules of NASD Regulation, Inc. in connection with the offer and sale of the Units, the Notes and the Warrants and by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement and the Warrant Registration Rights Agreement.

                      (r) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

                      (s) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the


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        Company or the Guarantor to perform its obligations under the
        Transaction Documents or to consummate the transactions contemplated by the Final Memorandum.

                      (t) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (u) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (v) The Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                      (w) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the Units or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Units, the Notes or the Warrants (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                      (x) It is not necessary in connection with the offer, sale and delivery of the Units to the Placement Agents in the manner contemplated by this Agreement and the offer, sale and delivery of the Common Stock of the Company to the Underwriters in the manner contemplated by the Underwriting Agreement, to register the Units, the Notes, the Warrants or the Warrant Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                      (y) The Units, the Notes and the Warrants satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.


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                      (z) Upon the execution and delivery of the Pledge
        Agreement, delivery to the Trustee of the certificates of instruments, if any, representing the Pledged Securities related to the Notes (as defined in the Final Memorandum) pursuant to the Pledge Agreement and the filing of financing statements, if any, required by the Uniform Commercial Code in the appropriate offices in the State of New York, the pledge of and grant of a security interest in such Pledged Securities (as defined in the Pledge Agreement) for the benefit of the Trustee and the holders of the Notes will constitute a first priority security interest in such Pledged Securities.

                      (aa) Subsequent to the respective dates as of which information is given in the Final Memorandum, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction, in each instance not in the ordinary course of business, which is material to the Company and its consolidated subsidiaries, taken as a whole; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, which is material to the Company and its consolidated subsidiaries, taken as a whole; except in each case as described in the Final Memorandum.

                      (bb) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its consolidated subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in each Memorandum or such as do not have a material adverse effect singly or in the aggregate on the Company and its consolidated subsidiaries, taken as a whole, or do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in each Memorandum.

                      (cc) The Company and its subsidiaries own or possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (dd) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent, except for efforts in Chile by unions to organize the employees of Smartcom S.A.; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (ee) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, except for a requested increase in the directors' and officers' liability insurance coverage which was refused with respect to litigation relating to the Company's Russian Subsidiaries and ventures; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (ff) The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to so possess would not singly or in the aggregate have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole. Neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, except as described in each Memorandum.

                      (gg) Except as described in the Memorandum, the Company and its subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to wireless communications services ("TELECOM LAWS"), (ii) have received all material permits, licenses, concessions or other approvals ("TELECOM LICENSES") required of them under applicable Telecom Laws to conduct their respective businesses, all of which were validly issued and are in full force and effect, with no material restrictions or qualifications except as described in each Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and (iii) are in compliance in all material respects with all terms and conditions of any such Telecom License and (iv) are eligible to acquire and hold C-Block and F-Block licenses (as such terms are set forth and further defined in 47 C.F.R.
        Part 24, Subparts H and I) as a very small business under 47 C.F.R.
        Section 24.709, and, except as described in each Memorandum, have received all approvals, consents, orders or authorizations from the Federal Communications Commission ("FCC") necessary to establish such eligibility.

                      (hh) Each of the Company and its subsidiaries has filed with the FCC or applicable foreign regulatory authority all necessary and material reports, documents, instruments, information and applications required to be filed pursuant to applicable Telecom Laws.

                      (ii) Except as described in the Final Memorandum, the Company has no reason to believe, and does not believe, that the Telecom Licenses will not be renewed for a full term when they are due for renewal.

                      (jj) Except as described in the Final Memorandum, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
        (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (kk) The Company and its subsidiaries have filed all federal, foreign, state and local tax returns which have been required to be filed and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole).

                      (ll) The Company reviewed its operations and that of its consolidated subsidiaries to evaluate the extent to which the business or operations of the Company or any of its consolidated subsidiaries would be affected by the "Year 2000 Problem" (that is, any significant risk that the computer hardware or software applications used by the Company and its consolidated subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole. As of the date of this Agreement, the Company has not experienced any problems or incurred any costs related to the Year 2000 Problem that are of a character required to be described or referred to in the Memorandum which have not been accurately described in each Memorandum.

                      (mm) (1) Except as would not singly or in the aggregate have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, the Company and its subsidiaries have complied and are in compliance with all federal, state, local and foreign statutes, executive orders, proclamations, regulations, rules, directives, decrees, ordinances and similar provisions having the force or effect of law and all judicial and administrative orders, rulings, determinations and common law concerning the importation of merchandise, the export or reexport of products, services and technology, and the terms and conduct of international transactions applicable to the Company and its subsidiaries in connection with the conduct of the Company's or any subsidiary's business (including as the same relates to record keeping requirements) ("INTERNATIONAL TRADE LAWS AND REGULATIONS"); (2) except as would not singly or in the aggregate have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries has made or provided any false statement or omission to any agency of any federal, state or local government, purchasers of products, or foreign government or foreign agency, in connection with the exportation of merchandise (including with respect to export licenses, exceptions and other export authorizations and any filings required for or related to exportation of any item), the importation of merchandise or other approvals required by a foreign government or agency or any other requirement relating to any International Trade Laws and Regulations; and (3) to the Company's knowledge, neither the Company nor any of its subsidiaries has made any payment, offer, gift, promise to give, or authorized or otherwise participated in, assisted or facilitated any payment or gift related to the Company's or any subsidiary's business that is prohibited by the United States Foreign Corrupt Practices Act.

                      (nn) The Company has provided the Placement Agents and counsel for the Placement Agents true and correct copies of (i) the Credit Agreement, dated as of September 29, 1999, among Cricket Communications, Inc., Cricket Wireless Communications, Inc., the Lenders party thereto, and Lucent Technologies, Inc., as Administrative Agent,
        (ii) the Memorandum of Agreement, dated September 20, 1999, by and between Ericsson Wireless Communications Inc., the Company and Cricket Wireless Communications, Inc. or all definitive agreements entered into pursuant to such Memorandum of Agreement on or before the date hereof,
        (iii) the Credit Agreement, dated September 23, 1998, by and between the Company and Qualcomm Incorporated ("QUALCOMM"), (iv) the Second Amended and Restated Deferred Payment Agreement, dated October 12, 1999, by and among Chilesat Telefonia Personal S.A., as Purchaser, Qualcomm and the Other Vendors Named Therein, Inversiones Leap Wireless Chile S.A., as Guarantor, Qualcomm, as Administrative Agent, and Qualcomm, as Collateral Agent and (v) the Letter of Intent, dated April 15, 1999, between Qualcomm and the Company setting forth terms and conditions pursuant to which Qualcomm will provide financing to Smartcom S.A. or all definitive agreements entered into pursuant to such Letter of Intent on or before the date hereof, including in the case of (i), (ii), (iii)
        (iv) and (v) above any amendment thereto or restatements thereof, and all exhibits thereto, as in effect on the date hereof (collectively, the "VENDOR FINANCING AGREEMENTS").

                      (oo) Each of the Vendor Financing Agreements (i) has been duly authorized, executed and delivered by, (ii) constitutes the valid and binding obligation of and (iii) is enforceable in accordance with its terms against, the Company and its subsidiaries, to the extent each is a party thereto and, to the best of the Company's knowledge, the lenders party thereto, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The execution, delivery and performance of the Vendor Financing Agreements by the Company and any of its subsidiaries that is a party thereto, the compliance by the Company and such subsidiaries with all of the provisions thereof and the consummation of the transactions contemplated thereby do not (1) require any consent, approval, authorization or other order for, or qualification with, any court or governmental body or agency (except such as have already been obtained), except where such failure to obtain any consent, approval, authorization or other order or qualification would not singly or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole, (2) conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time, or both, would constitute a breach of or a default under), (x) the certificate of incorporation or by-laws of the Company or any of its subsidiaries or
        (y) any indenture, loan agreement, mortgage, lease or other agreement or instrument, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries are bound, except, with respect to clause (y), for any such conflict, breach or default which, singly or in the aggregate, would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, (3) as of the date hereof violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of its subsidiaries, except for any such violation or conflict which would not singly or in the aggregate have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

                      (pp) The consolidated financial statements of the Company together with related notes set forth in the Final Memorandum fairly present the financial condition of the Company and its subsidiaries, as of the dates indicated, and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); the summary and selected financial data in the Final Memorandum present fairly in all material respects the financial information shown therein and have been prepared and compiled on a basis consistent with audited financial statements included therein, except as otherwise stated therein; and the pro forma financial information and the related notes thereto included in the Final Memorandum have been prepared using reasonable assumptions and have been prepared in accordance with the requirements of the Securities Act which would be applicable if the offering of the Units were registered under the Securities Act and include all adjustments necessary to present fairly in all material respects the pro forma financial information included in the Final Memorandum at the respective dates and for the respective periods indicated. Each of PricewaterhouseCoopers LLP, Price Waterhouse and PricewaterhouseCoopers, which have reported upon certain of the audited financial statements included in the Final Memorandum, is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations thereunder.

                      (qq) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers, suppliers or contractors of the Company and its subsidiaries, on the other hand, the disclosure of which would be required to be described in an offering memorandum relating to a registered offering, which is not so described in the Memorandum.

                      (rr) The Asset Purchase Agreement, dated December 24, 1998, by and among Chase Telecommunications Holdings, Inc., Anthony Chase, Richard McDugald and the Company is in full force and effect, and, to the best of the Company's knowledge, there are no facts or circumstances existing that would prevent or delay the consummation of the transactions contemplated by such agreement, subject to obtaining the approval of the FCC.

               2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Placement Agents, and each Placement Agent, upon the basis of the representations and warranties of the Company and the Guarantor herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Senior Units and Senior Discount Units set forth in Schedule I hereto opposite its name at a purchase price of $970 per Senior Unit and $469.65 per Senior Discount Units (the "PURCHASE PRICE").

               The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Placement Agents, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of (i) any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes or (ii) warrants to purchase common stock of the Company (in each case other than the sale of the Units, Notes and Warrants under this Agreement).

               3. Terms of Offering. You have advised the Company and the Guarantor that the Placement Agents will make an offering of the Units purchased by the Placement Agents hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

               4. Payment and Delivery. Payment for the Units shall be made to the Company (which will upon receipt immediately deposit a portion of the proceeds sufficient to purchase the Pledged Securities with the Trustee pursuant to the Pledge Agreement) in Federal or other funds immediately available in New York City or such other location as may be mutually acceptable against delivery of such Units for the respective accounts of the several Placement Agents at 10:00 a.m., New York City time, on February 23, 2000, or at such other time on the same or such other date, not later than March 1, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

               Certificates for the Notes shall be in definitive global form, registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Warrants shall be in definitive global form, registered in such names and denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Notes and the certificates evidencing the Warrants shall be delivered to you, or upon your instruction, on the Closing Date for the respective accounts of the Placement Agents, with any transfer taxes payable in connection with the transfer of the Units, the Notes and the Warrants to the Placement Agents duly paid, against payment of the applicable Purchase Price therefor.

               5. Conditions to the Placement Agents' Obligations. The several obligations of the Placement Agents to purchase and pay for the Units on the Closing Date are subject to the following conditions:

                      (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                             (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's debt securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                             (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is so material and adverse that it makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

                      (b) The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantor have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                      (c) The Placement Agents shall have received on the Closing Date an opinion of Latham & Watkins, outside counsel for the Company and the Guarantor, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Placement Agents at the request of the Company and the Guarantor and shall so state therein.

                      (d) The Placement Agents shall have received on the Closing Date an opinion of O'Melveny & Myers, LLP, counsel for the Placement Agents, dated the Closing Date, in form and substance reasonably satisfactory to you.

                      (e) The Placement Agents shall have received on the Closing Date an opinion of Grasty Quintana Majlis & Cia, outside counsel for Inversiones Leap Wireless Chile S.A. and Smartcom S.A. (formerly Chilesat Telefonica Personal S.A.), dated the Closing Date, in form and substance reasonably satisfactory to you. Such opinion shall be rendered to the Placement Agents at the request of the Company and the Guarantor and shall so state therein.

                      (f) The Placement Agents shall have received on the Closing Date an opinion of Mijares, Angoitia, Cortes Y Fuentes, outside counsel for the Pegaso Entities, dated the Closing Date, in form and substance reasonably satisfactory to you. Such opinion shall be rendered to the Placement Agents at the request of the Company and the Guarantor and shall so state therein.

                      (g) The Placement Agents shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Placement Agents, from each of PricewaterhouseCoopers LLP, Price Waterhouse and PricewaterhouseCoopers, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                      (h) The "lock-up" agreement dated January 27, 2000 previously delivered to you by Qualcomm Incorporated shall be in full force and effect on the Closing Date.

                      (i) The Units shall have been approved by the NASD for trading and duly listed in PORTAL.

                      (j) The Placement Agents shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantor and the Trustee.

                      (k) The Company and the Guarantor shall have executed the Registration Rights Agreement and the Placement Agents shall have received an original copy thereof, duly executed by the Company and the Guarantor.

                      (l) The Company shall have executed the Warrant Agreement, the Warrant Registration Rights Agreement and the Pledge Agreement and the Placement Agents shall have received an original copy thereof, duly executed by the Company.

                      (m) The closing of the sale of the Firm Shares (as defined in the Underwriting Agreement) under the Underwriting Agreement shall have occurred prior to or concurrently with the closing hereunder.

                      (n) The Company shall have received an executed payoff letter (the "Payoff Letter") from Qualcomm Incorporated in the form previously agreed to by the Placement Agents.

               6. Covenants of the Company. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company covenants with each Placement Agent as follows:

                      (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
        Section 6(c), as many copies of the Final

        Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                      (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                      (c) If, during such period after the date hereof and prior to the date on which all of the Units shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

                      (d) To endeavor to qualify the Units, the Notes and the Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                      (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Units, the Notes and the Warrants and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agents, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Units, the Notes and the Warrants to the Placement Agents, including any transfer or other taxes payable thereon,
        (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Units, the Notes and the Warrants under state securities laws and all expenses in connection with the qualification of the Units, the Notes and the Warrants for offer and sale under state securities laws as provided in
        Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Units, the Notes and the Warrants, (v) the cost of printing this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Units for trading in PORTAL or any appropriate market system, (vii) the costs and charges of the Trustee and the Warrant Agent and any transfer agent, registrar or depositary,
        (viii) the cost of the preparation, issuance and delivery of the Units,
        (ix) the costs and expenses of the

        Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show, and (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Placement Agents will pay all of their costs and expenses, including, without limitation, fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units, the Notes and the Warrants by them and any advertising expenses connected with any offers they may make.

                      (f) Except as contemplated by the Registration Rights Agreement and the Warrant Registration Rights Agreement, neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Units in a manner which would require the registration under the Securities Act of the Units.

                      (g) Except as contemplated by the Registration Rights Agreement and the Warrant Registration Rights Agreement, the Company shall not solicit any offer to buy or offer or sell the Units by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                      (h) While any of the Units, the Notes and the Warrants remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Units, Notes or Warrants the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                      (i) To use its best efforts to permit the Units to be and to remain designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                      (m) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Units, the Notes and the Warrants which constitute "restricted securities" under Rule 144 that have been reacquired by the Company.

               7. Offering of Securities; Restrictions on Transfer. Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, any Units, Notes or Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Units, Notes or Warrants only from, and will offer such Units, Notes or Warrants only to, persons that it reasonably believes to be QIBs that in purchasing such Units, Notes or Warrants are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

               8. Indemnity and Contribution. (a) The Company and the Guarantor each agree to indemnify and hold harmless each Placement Agent and each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Memorandum shall not inure to the benefit of any Placement Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Units, or any person controlling such Placement Agent, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Placement Agent to such person, at or prior to the written confirmation of the sale of the Units, to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

               (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, and each of their respective directors, officers and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Placement Agents on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Placement Agents on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Units. The relative fault of the Company and the Guarantor on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

               (e) The Company, the Guarantor and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Units resold by it in the initial placement of such Units were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent or by or on behalf of the Company or the Guarantor, or any of their respective officers or directors or any person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Units.

               9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

               10. Effectiveness; Defaulting Placement Agents. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                      If, on the Closing Date, any one or more of the Placement Agents shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Units to be purchased on such date, the other Placement Agents shall be obligated severally in the proportions that the number of Units set forth opposite their respective names in Schedule I bears to the aggregate number of Units set forth opposite the names of all such non-defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Units which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Placement Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Units without the written consent of such Placement Agent. If, on the Closing Date any Placement Agent or Placement Agents shall fail or refuse to purchase Units which it or they have agreed to purchase hereunder on such date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

                      If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

               11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.



                     [Remainder of Page Intentionally Blank]

                                    Very truly yours,

                                    LEAP WIRELESS INTERNATIONAL, INC.



                                    By: /s/ Harvey P. White
                                       -----------------------------------------
                                       Name: Harvey P. White
                                       Title: Chairman and CEO

                                    CRICKET COMMUNICATIONS HOLDINGS, INC.



                                    By: /s/ Harvey P. White
                                       -----------------------------------------
                                       Name: Harvey P. White
                                       Title: Chairman


Accepted as of the date hereof
Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and the several Placement Agents named in
     Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By: /s/ Bryan W. Andzejewski
   -----------------------------------
   Name: Bryan W. Andzejewski
   Title: Principal

                                                                      SCHEDULE I


                                                                                  NUMBER OF SENIOR
                                                     NUMBER OF SENIOR         DISCOUNTED UNITS TO BE
               PLACEMENT AGENT                     UNITS TO BE PURCHASED             PURCHASED
               ---------------                     ---------------------      ----------------------
Morgan Stanley & Co. Incorporated...........             123,750                      367,400
Donaldson, Lufkin & Jenrette Securities
Corporation.................................              56,250                      167,000
Dear, Stearns & Co. Inc.....................              22,500                       66,800
ABN AMRO Incorporated.......................              11,250                       33,400
Credit Suisse First Boston Corporation......              11,250                       33,400

Total.......................................             225,000                      668,000


                                    Sch. I-1

                                                                       EXHIBIT A

                       OPINION OF COUNSEL FOR THE COMPANY


               The opinion of the counsel for the Company, to be delivered pursuant to Section 5(c) of the Placement Agreement shall be to the effect that:

               A. Each of the Company and the Guarantor has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its property and to conduct its business as described in the Final Memorandum. Based solely on certificates from public officials, we confirm that the Company is qualified to do business in the states listed on Schedule ___ hereto.

               B. Each domestic subsidiary of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum. Based solely on certificates from public officials, we confirm that such domestic subsidiaries are qualified to do business in the states listed on Schedule ___ hereto.

               C. The Placement Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

               D. The authorized capital stock of the Company conforms as to legal matters to the description thereof under the captions "Description of Leap Capital Stock" and "Capitalization" contained in the Final Memorandum.

               E. The shares of common stock of the Company and the Guarantor outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

               F. All of the issued shares of capital stock of each domestic subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

               G. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor. When the Indenture has been duly executed and delivered by the Company and the Guarantor, the Indenture will be a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms. On the Closing Date, the Indenture is in such form that would not preclude qualification under the Trust Indenture Act of 1939, as amended (the "TIA" or the "Trust Indenture Act"), in accordance with the Registration Rights Agreement.

               H. The Company has duly and validly authorized the issuance of the Notes and the Warrants as a Unit. On the Closing Date, the Units, Notes, Warrants, Warrant Shares and Subsidiary Guarantees will conform, in all material respects, as to legal matters to the description thereof contained in the Final Memorandum.


                                    Exh. A-1

               I. The Series A Notes when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Placement Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

               J. On the Closing Date, the Series B Notes (as defined in the Registration Rights Agreement) have been duly authorized by the Company. The Series B Notes when executed and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

               K. On the Closing Date, the Warrants have been duly authorized by the Company and, when executed by the Company and countersigned by the Warrant Agent as provided in the Warrant Agreement, and delivered to and paid for by you in accordance with the terms of the Placement Agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Warrant Agreement and the Warrant Registration Rights Agreement.

               L. On the Closing Date, the Warrant Shares will have been duly and validly authorized for issuance by the Company, and when issued pursuant to the terms of the Warrants and the Warrant Agreement will be validly issued, fully paid and non-assessable and, to the best of our knowledge, free of preemptive rights.

               M. The Subsidiary Guarantee to be endorsed on the Series A Notes has been duly authorized by the Guarantor and when executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Series A Notes and upon payment therefor, will be legally, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

               N. The Subsidiary Guarantee to be endorsed on the Series B Notes has been duly authorized by the Guarantor and when executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Series B Notes in accordance with the terms of the Registration Rights Agreement, will be legally, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

               O. On the Closing Date, each of the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Pledge Agreement and the Warrant Agreement will have been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against it in accordance with its terms. On the Closing Date, each of the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Pledge Agreement and the Warrant Agreement will conform, in all material respects, as to legal matters to the description thereof in the Final Memorandum.

               P. The execution and delivery by the Company and the Guarantor of, and the compliance by the Company and the Guarantor with the provisions of, the Placement


                                    Exh. A-2

Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Warrant Agreement, the Warrant Registration Rights Agreement, the Notes, the Warrants and the Subsidiary Guarantees (collectively, the "TRANSACTION DOCUMENTS") will not result in a violation by the Company or the Guarantor of its certificate of incorporation or by-laws, or the Delaware General Corporation Law or any federal or California statute, rule or regulation known to us to be applicable to the Company or the Guarantor (other than federal or state securities laws or the Communications Act of 1934, as amended (the "Communications Act") or the rules, regulations, decisions and written policies of the FCC (the "FCC Rules"), which are specifically addressed elsewhere herein), or any judgment, order or decree of any governmental body, or agency specifically directed to the Company, the Guarantor or any other domestic subsidiary and identified to us by an officer of the Company or the Guarantor as material to the Company or the Guarantor. To the best of our knowledge, no consent, approval, authorization or order of, or filing with, any federal or California court or governmental agency or body is required for the compliance by the Company with the provisions of the Transaction Documents, except such as have been obtained or as may be required under state securities laws in connection with the purchase and distribution of the Units by the Placement Agents.

               Q. The Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Final Memorandum, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               R. The statements in the Final Memorandum under the captions "Description of the Units", "Description of the Notes", "Description of the Warrants", "Description of Leap Capital Stock", "Transfer Restrictions" and "Certain U.S. Federal Tax Considerations", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate in all material respects.

               S. The Units, the Notes and the Warrants satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

               T. Upon the execution and delivery of the Pledge Agreement, delivery to the Trustee of the certificates of instruments, if any, representing the Pledged Securities related to the Notes (as defined in the Final Memorandum) pursuant to the Pledge Agreement and the filing of financing statements, if any, required by the Uniform Commercial Code in the appropriate offices in the State of New York, the pledge of and grant of a security interest in such Pledged Securities for the benefit of the Trustee and the holders of the Notes will constitute a first priority security interest in such Pledged Securities.

               U. Schedule I attached hereto includes all licenses, authorization, and permits required under the Communication Act or the FCC Rules, which are necessary for the Company, the Guarantor and the Company's other domestic subsidiaries to conduct their business as we have been advised they are now conducted and as proposed to be conducted immediately following the Closing Date (the "FCC LICENSES"). Schedule I attached hereto accurately sets forth each such license, the name of the licensee, the call letters (if applicable), the class of service, geographic scope and the expiration date for each of the FCC Licenses, each of which is in full force and effect.


                                    Exh. A-3

               V. Except as described in the Final Memorandum, other than rulemaking proceedings or similar proceedings generally affecting the domestic public cellular mobile radio telecommunications industry, there is no proceeding before the FCC that is pending or, to the best of our knowledge, threatened against the Company, the Guarantor or the Company's other domestic subsidiaries or any of their officers, directors or shareholders, including any FCC complaint, investigation, notice of apparent liability, order of forfeiture, proceeding pursuant to an exercise of pre-emptive authority under 47 U.S.C.
Section 252, or other administrative action or proceeding, regarding the business of the Company, the Guarantor and any other domestic subsidiaries (i) that is likely to result in a forfeiture or termination, revocation, adverse modification, non-renewal, short-term renewal, or other material impairment of any of the FCC Licenses, or (ii) that reasonably could be expected to materially and adversely affect the operations or condition, financial or otherwise, of the Company, or its domestic subsidiaries or the ability of the Company or the Guarantor to perform its obligations under this Agreement.

               W. No authorization or approval or other action by, and no notice to or filing with, the FCC is required under the Communications Act or the FCC
Rules: (i) in connection with the due execution and delivery by the Company and the Guarantor of the Placement Agreement; or (ii) for the exercise by the Placement Agents of any of their respective rights and remedies under the Placement Agreement.

               X. The execution and delivery by the Company and the Guarantor of the Placement Agreement and the performance by the Company and the Guarantor of its obligations under the Placement Agreement (i) do not contravene the Communications Act or any FCC Rule and (ii) do not and will not result in any suspension, revocation, material impairment or non-renewal of any FCC License material to the Company's and its domestic subsidiaries' operations and business.

               Y. Each document filed pursuant to the Exchange Act, if any, and incorporated by reference in the Final Memorandum (except for financial statements, schedules and other financial and statistical data included or incorporated by reference in, or omitted from, the Final Memorandum as to which we need not express any opinion) complied when so filed as to form in all material respects with the requirements for such documents under the Exchange Act and the applicable rules and regulations of the Commission thereunder. In passing upon the compliance as to form of each such document filed pursuant to the Exchange Act, if any, we assume that the statements made and incorporated by reference therein are correct and complete.

               Z. No registration of the Units or the Guarantees under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act, is required for the purchase of the Units by you or the initial resale of the Units by you to QIBs, in each case, in the manner contemplated by the Placement Agreement and the Final Memorandum. We express no opinion, however, as to when or under what circumstances any Units initially sold by you may be reoffered or resold.

               In addition, we have participated in conferences with officers and other representatives of the Company, counsel to the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Final Memorandum and related matters were discussed and, although we are not passing upon, and do


                                    Exh. A-4
not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Final Memorandum and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Final Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no belief with respect to the financial statements, schedules or other financial and statistical data included or incorporated by reference in, or omitted from the Final Memorandum.


                                    Exh. A-5